Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Reports Fourth Quarter 2022 Financial Results

– Increases Quarterly Dividend to $0.16 Per Share –

WINTER PARK, Fla.—(BUSINESS WIRE)—February 23, 2023—Ruth’s Hospitality Group, Inc. (the “Company”) (Nasdaq: RUTH) today reported financial results for its fourth quarter and fiscal year ended December 25, 2022 and provided a business update.

Fourth Quarter Highlights

●

Total restaurant sales in the fourth quarter increased 9.6% compared to 2021 driven by comparable sales growth of 4.5% and incremental sales from six new restaurants that opened over the last 12 months. Comparable sales increased 5.5% compared to 2019.

●	Fourth quarter average weekly sales for Company-owned restaurants were $130.0 thousand in 2022 compared to $123.0 thousand in 2021.

●

Franchise income in the fourth quarter of 2022 was $5.8 million compared to $5.5 million in the fourth quarter of 2021. Fourth quarter 2022 comparable restaurant sales at franchisee-owned restaurants increased 2.8% compared to 2021.

●

Food and beverage costs, as a percentage of restaurant sales, decreased 93 basis points to 33.2% compared to the fourth quarter of 2021. Total beef costs decreased 4% compared to the fourth quarter of 2021.

●	Net income in the fourth quarter of 2022 was $12.4 million, or $0.38 per diluted share, compared to net income of $13.8 million, or $0.40 per diluted share, in the fourth quarter of 2021.

●	Adjusted earnings per share(1) increased 13.1% to $0.38 in the fourth quarter of 2022, compared to adjusted earnings per share(1) of $0.34 in the fourth quarter of 2021.

●	Adjusted EBITDA(1) increased 12.2% to $24 million in the fourth quarter of 2022, compared to adjusted EBITDA(1) of $21.4 million in the fourth quarter of 2021.

CEO Comments

Cheryl Henry, President, Chief Executive Officer and Chairperson of the Board of Ruth’s Hospitality Group, Inc., commented, “Our fourth quarter performance marked the end to another impressive year for our team at Ruth’s Chris Steak House as we generated double-digit top-line growth and strong earnings for the year. Combined with debt reduction and returning excess capital to shareholders through dividends and share repurchases, we believe we delivered on our total return strategy on all fronts and have given ourselves a solid foundation to build on for the future.”

Henry added, “As we look to 2023, I am excited about our opportunities to grow and evolve our 57-year-old iconic brand. We have a promising restaurant pipeline; the launch of Phase 2 of our Data Digital Transformation is expected to drive the next evolution of the brand; and our capital position remains strong. Together with our veteran operators and franchise partners, we believe we are well-positioned to continue to elevate our business in the years to come.”

Fiscal Year 2022 Highlights

●	Restaurant sales in 2022 were $475.4 million compared to $402.0 million in 2021.

-	Comparable restaurant sales increased 13.8% in 2022 compared to 2021 and 10.6% compared to 2019.

-	Average weekly sales for Company-owned restaurants in 2022 were $121.9 compared to $105.5 thousand in 2021.

●	Franchise income in 2022 was $20.6 million compared to $18.5 million in 2021. Comparable restaurant sales at franchisee-owned restaurants in 2022 increased 10.5% compared to 2021.

●	Food and beverage costs, as a percentage of restaurant sales, decreased 13 basis points in 2022 to 31.8% compared to 2021. Total beef costs decreased approximately 1% compared to 2021.

●	Net income in 2022 was $38.6 million, or $1.15 per diluted share, compared to net income of $42.3 million, or $1.23 per diluted share, in 2021.

●	Adjusted earnings per share(1) increased 10.6% to $1.29 in 2022, compared to adjusted earnings per share(1) of $1.17 in 2021.

●	Adjusted EBITDA(1) increased 7.2% to $83.8 million in 2022, compared to adjusted EBITDA(1) of $78.2 million in 2021.

(1)

Non-GAAP Financial Measure. Please refer to the Reconciliation of Non-GAAP Financial Measures, adjusted earnings per share and adjusted EBITDA, included in the following tables.  The Company believes that adjusted earnings per share and adjusted EBITDA provide useful alternative measures of financial performance to enhance investors’ ability to compare period-to-period financial results.

Business and Development Update

The Company relocated a Company-owned restaurant in Winter Park, FL in October 2022.

Quarterly Cash Dividend

The Company’s Board of Directors declared a quarterly dividend of $0.16 per share payable on March 24, 2023 to shareholders of record as of the close of business on March 10, 2023.

Share Repurchase Program

In 2022, the Company repurchased approximately 1.7 million of its shares for $29.6 million, at an average price of $17.03 per share.

Financial Outlook

Based on current information and its most recent projections, Ruth’s Hospitality Group, Inc. is providing its outlook for the following 2023 operating measures:

●	Fiscal year 2023 has 53 weeks

●	Fiscal year 2023 marketing expense is expected to be between $15 and $17 million

●	Fiscal year 2023 general and administrative expenses are expected to be between $39 and $42 million

●	Fiscal year 2023 income tax rate is expected to be between 17% and 19%

●	Fiscal year 2023 capital expenditures are expected to be between $45 and $50 million

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to the “Cautionary Note Regarding Forward-Looking Statements” section in this earnings press release and to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss fourth quarter and fiscal year 2022 financial results today at 8:30 AM Eastern Time. Hosting the call will be Cheryl J. Henry, President, Chief Executive Officer and Chairperson of the Board, and Kristy Chipman, Chief Financial Officer and Chief Operating Officer.

The conference call can be accessed live over the phone by dialing 201-689-8470. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the password is 13734965. The replay will be available until Thursday, March 2, 2023. The call will also be webcast live from the Company's website at www.rhgi.com under the Investor Relations section.

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with more than 150 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”, as defined in the Private Securities Litigation Reform Act of 1995 that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely result,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek”, “should,” “target,” “will be,” “will continue,” “will likely result,” “would” and other similar words and phrases. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to restaurant closures and re-openings, new restaurant openings and acquisitions or closures, capital expenditures, strategy, financial outlook, liquidity outlook, our effective tax rate, and the impact of inflation and recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and may continue to have on our business, financial condition, results of operations and cash flows; reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; changes in economic conditions, including inflation, increasing interest rates, higher unemployment, slowing growth or recession, reductions in consumer discretionary income, and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending or our ability to pass along rising costs through selling prices; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; political conditions, civil unrest or other developments and risks in the markets where the Company’s restaurants are located; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; gains or losses on lease modifications; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2021, and the Company’s other filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022 expected to be filed on or about February 23, 2023. Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Jeff Priester

investor@rhgi.com

RUTH'S HOSPITALITY GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Income Statement - Preliminary and Unaudited
(Amounts in thousands, except share and per share data)

	13 Weeks Ended		52 Weeks Ended
	December 25,	December 26,	December 25,	December 26,
	2022	2021	2022	2021
Revenues:
Restaurant sales	$130,107	$118,677	$475,371	402,015
Franchise income	5,805	5,471	20,571	18,533
Other operating income	2,428	2,595	9,916	8,575
Total revenues	138,340	126,743	505,858	429,123
Costs and expenses:
Food and beverage costs	43,211	40,521	151,290	128,450
Restaurant operating expenses	59,388	50,658	221,352	179,671
Marketing and advertising	4,278	5,803	17,360	13,464
General and administrative costs	9,132	8,840	37,071	32,531
Depreciation and amortization expenses	6,641	5,355	22,103	20,487
Pre-opening costs	340	709	3,058	1,894
Loss on legal settlement	-	-	6,000	-
Loss on lease modifications	90	1,058	90	1,058
Loss on impairment	574	1,461	574	1,854
Total costs and expenses	123,654	114,405	458,898	379,409
Operating income	14,686	12,338	46,960	49,714
Other income (expense):
Interest expense, net	(509)	(368)	(1,507)	(3,478)
Other	62	39	178	102
Income before income taxes	14,239	12,009	45,631	46,338
Income tax expense (benefit)	1,864	(1,791)	7,010	4,063
Net income	$12,375	$13,800	$38,621	$42,275

Basic earnings per share	$0.38	$0.41	$1.16	$1.23

Diluted earnings per share	$0.38	$0.40	$1.15	$1.23

Shares used in computing net income per common share:
Basic	32,557,924	33,921,311	33,203,263	34,255,966
Diluted	32,896,269	34,081,852	33,495,888	34,468,198
Dividends declared per common share	$0.14	$—	$0.54	$—

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP financial measures:  (a) adjusted earnings per share; and (b) adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA). These non-GAAP financial measures were calculated by excluding the impact of certain items to improve comparability between periods. We believe that these measures represent useful internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance and valuation on a quarter-over-quarter and year-over-year basis. However, because these measures are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, the aforementioned measures may not be directly comparable to similarly titled measures presented by other companies. These non-GAAP financial measures are presented as supplemental information, and not as an alternative, to net income and diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Net Income to Non-GAAP Adjusted Earnings per Share
(Amounts in thousands, except share and per share data)

	13 Weeks Ended		52 Weeks Ended
	December 25,	December 26,	December 25,	December 26,
	2022	2021	2022	2021
GAAP Net income	$12,375	$13,800	$38,621	$42,275
GAAP Income tax expense (benefit)	1,864	(1,791)	7,010	4,063
GAAP Income before income taxes	14,239	12,009	45,631	46,338
Adjustments:
Employee retention credit	-	-	-	(381)
Accelerated stock compensation and severance payments	-	-	-	445
Loss on legal settlement	-	-	6,000	-
Loss on lease modifications	90	1,058	90	1,058
Loss on impairment and restaurant closure costs	574	1,461	574	1,854
Adjusted net income before income taxes	14,903	14,528	52,295	49,314
Adjusted income tax benefit (expense) (1)	(2,030)	1,161	(8,676)	(4,807)
Impact of excluding certain discrete income tax items	(259)	(4,129)	(393)	(4,274)
Non-GAAP Net income	$12,614	$11,560	$43,226	$40,233

GAAP Diluted earnings per share	$0.38	$0.40	$1.15	$1.23

Non-GAAP Adjusted earnings per share	$0.38	$0.34	$1.29	$1.17

Weighted-average number of common shares outstanding - diluted	32,896,269	34,081,852	33,495,888	34,468,198

(1) Adjusted income tax is calculated by multiplying the Non-GAAP adjustments by our marginal federal and state income tax rates and adding or subtracting the result to/from our GAAP income tax expense.

Reconciliation of Net Income to Non-GAAP Adjusted EBITDA
(Amounts in thousands)

	13 Weeks Ended		52 Weeks Ended
	December 25,	December 26,	December 25,	December 26,
	2022	2021	2022	2021
GAAP Net income	$12,375	$13,800	$38,621	$42,275
Adjustments:
Interest expense, net	509	368	1,507	3,478
Income tax expense (benefit)	1,864	(1,791)	7,010	4,063
Depreciation and amortization expenses	6,641	5,355	22,103	20,487
Earnings before interest, taxes, depreciation and amortization	$21,389	$17,732	$69,241	$70,303
Employee retention credit	-	-	-	(381)
Accelerated stock compensation and severance payments	-	-	-	445
Loss on legal settlement	-	-	6,000	-
Loss on lease modifications	90	1,058	90	1,058
Loss on impairment and restaurant closure costs	574	1,461	574	1,854
Share based compensation expense	1,925	1,111	7,872	4,888
Non-GAAP Adjusted EBITDA	$23,978	$21,362	$83,777	$78,167